UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 21, 2023

Date of Report (date of earliest event reported)

Steel Connect, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35319	04-2921333
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

590 Madison Avenue, 32nd Floor New York New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 520-2300

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	STCN	Nasdaq Capital Market
Rights to Purchase Series D Junior Participating Preferred Stock	--	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 herein is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 21, 2023, Steel Connect, Inc., a Delaware corporation (the “Company”), filed a certificate of amendment to the Company’s restated certificate of incorporation (the “Charter”) with the Secretary of State of the State of Delaware (the “First Certificate of Amendment”) to effect a 1-for-3,500 reverse stock split (the “Reverse Stock Split”) of the shares of the Company’s common stock, par value $0.01 per share (the “Company Common Stock”), followed immediately by the filing of a certificate of amendment to the Charter with the Secretary of State of the State of Delaware (the “Second Certificate of Amendment,” and, together with the First Certificate of Amendment, the “Certificates of Amendment”) to effect a 375-for-1 forward stock split of the Company Common Stock (the “Forward Stock Split,” and, together with the Reverse Stock Split, the “Reverse/Forward Stock Split”).

As previously disclosed in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on June 7, 2023, at the Company’s special meeting of stockholders held on June 6, 2023, the stockholders of the Company approved the filings of the Certificates of Amendment to effect the Reverse/Forward Stock Split.

The Certificates of Amendment had no effect on the number of authorized shares of the Company Common Stock or their par value. No fractional shares were be issued in connection with the Reverse/Forward Stock Split. Shares held by stockholders who held fewer than 3,500 of the Company’s Common Stock immediately prior to the Reverse Stock Split were converted into the right to receive a payment in cash (without interest) equal to the fair value of such shares as of the time when those entitled to receive such payments was determined, which was an amount equal to such number of shares of Company Common Stock held multiplied by the average of the closing sales prices of the Company Common Stock on The Nasdaq Capital Market (“Nasdaq”) for the five consecutive trading days immediately preceding the effective date of the Reverse Stock Split, and each share of Company Common Stock held by a stockholder of record owning 3,500 shares or more immediately prior to the effective time of the Reverse Stock Split was converted into a new number of shares of Company Common Stock based on a ratio of 375 shares of Company Common Stock for each share of Company Common Stock owned immediately following the Reverse Stock Split, including any fractional shares owned following the Reverse Stock Split; however, with respect to any fractions of a share of Company Common Stock that were held as a result of the Forward Stock Split, stockholders received a right to receive a payment in cash (without interest) equal to the fair value of such fractions as of the time when those entitled to receive such fractions was determined, which was an amount equal to such fractions multiplied by the average of the closing sales prices of the Company Common Stock on Nasdaq for the five consecutive trading days immediately preceding the effective date of the Reverse/Forward Stock Split (with such average closing sales prices being adjusted to give effect to the Reverse/Forward Stock Split).

The Reverse/Forward Stock Split is intended for the Company to regain compliance with the minimum bid price requirement of $1.00 per share of common stock for continued listing on Nasdaq. On a net basis, the Reverse/Forward Stock Split resulted in an approximate 1-for-9.333 reverse stock split. The Company Common Stock began trading on a Reverse/Forward Stock Split-adjusted basis on Nasdaq when the market opened on June 22, 2023. The trading symbol for the Company Common Stock remains “STCN.” The Company Common Stock was assigned a new CUSIP number (858098205) following the Reverse/Forward Stock Split.

The Company’s transfer agent, American Stock Transfer & Trust Company, LLC, is acting as the exchange agent and paying agent for the Reverse/Forward Stock Split.

In addition, the Reverse/Forward Stock Split applied to the Company Common Stock issuable upon the exercise of the Company’s outstanding warrants and stock options, with proportionate adjustments made to the exercise prices thereof. Furthermore, the number of shares of Company Common Stock available for issuance under the Company’s equity incentive plans was proportionately adjusted for the Reverse/Forward Stock Split ratio, such that fewer shares are subject to such plans.

The summary of the Certificates of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificates of Amendment, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Steel Connect, Inc., filed with the Secretary of State of the State of Delaware on June 21, 2023 (effecting the Reverse Stock Split).
3.2	Certificate of Amendment to the Restated Certificate of Incorporation of Steel Connect, Inc., filed with the Secretary of State of the State of Delaware on June 21, 2023 (effecting the Forward Stock Split).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2023	Steel Connect, Inc.

	By:	/s/ Jason Wong
		Name:	Jason Wong
		Title:	Chief Financial Officer

3